UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 27, 2012

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio		43054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2012, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Commercial Vehicle Group, Inc. (the “Company”) approved awards to executive officers and certain other employees under the Company’s Fourth Amended and Restated Equity Incentive Plan (the “Plan”). Each named executive officer received (1) an award of time-vesting restricted stock with a total value equivalent to one-half of the grant date value of the recipient’s 2011 restricted stock award and (2) a cash performance award with a target payment equal to one-half of the grant date value of the recipient’s 2011 restricted stock award.

The awards for each named executive officer are set forth below:

Name	Target Cash Performance Award	[Number of Shares of Time-Vesting Restricted Stock]
Mervin Dunn	$383,192	48,814
Chad M. Utrup	$192,458	24,517
Gerald L. Armstrong	$166,031	21,150
W. Gordon Boyd	$166,031	21,150
Kevin R. L. Frailey	$166,031	21,150

The number of shares of restricted stock issued to each named executive officer was calculated by dividing the approved value of such individual’s restricted stock award by the closing price of the Company’s common stock on November 28, 2012. The restricted stock time vests ratably over a three-year period commencing on October 20, 2013, consistent with the Company’s past practice of awarding restricted stock.

The cash performance award is a cash incentive bonus that will become earned based upon achievement of the Company’s total shareholder return (“Total Shareholder Return”) over the performance period relative to the Total Shareholder Return of the companies in a peer group of thirteen companies mutually agreed upon by the Compensation Committee and the executive officers of the Company for the same period. The performance period for the cash performance award will be measured from October 1, 2012 through September 30, 2015. If a company in the peer group ceases to be traded on a national securities exchange prior to the expiration of the performance period, the Total Shareholder Return for that company will be calculated for the portion of the performance period that it is traded on a national securities exchange, and the Compensation Committee may, in its discretion, add a new company to the peer group and calculate the Total Shareholder Return for the newly added company in any manner the Compensation Committee deems fair and appropriate.

Payments under the cash performance award will range from 0%—150% of the target based on the Company’s Total Shareholder Return performance over the performance period relative to the peer group as follows:

•	Top quartile (rank 1-3 of 14) – 150% of target

•	Second quartile (rank 4-7 of 14) – 100% of target

•	Third quartile (rank 8-11 of 14) – 50% of target

•	Bottom quartile (rank 12-14 of 14) – no payment

Payments of the cash performance award are conditioned on continued employment with the Company during the performance period, unless otherwise determined by the Compensation Committee in its sole discretion. In the event of a change in control of the Company prior to the expiration of the performance period, the payments under the cash performance award will be made based on the Total Shareholder Return calculated through the end of the most recently completed fiscal quarter prior to the change in control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.

November 29, 2012	By:	/s/ Chad M. Utrup
Name: Chad M. Utrup
Title: Chief Financial Officer